Exhibit 5.1

June 13, 2007

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

CommVault Systems, Inc.
2 Crescent Place
Oceanport, NJ 07757

     Re:     Registration Statement on Form S-1
                File No. 333-143271 —

Ladies and Gentlemen:

     We have acted as counsel to CommVault Systems, Inc., a Delaware corporation (the “Company”), in connection with the public offering by certain selling stockholders of up to 417,329 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and the corporate proceedings taken and to be taken in connection therewith. We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the “Registration Statement”) relating to the Common Shares.

     As counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company’s certificate of incorporation and the Company’s bylaws, each as amended, restated and supplemented, the resolutions of the board of directors of the Company and such records of the Company, certificates and other documents and such questions of law as we considered necessary or appropriate for purposes of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized, legally issued, fully paid and are nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

     We do not express any opinion as to any laws other than the corporate law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

Very truly yours,

/s/ MAYER, BROWN, ROWE & Maw LLP
Mayer, Brown, Rowe & Maw LLP